UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2017

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica, Irvine, California	92618-7471
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2017, the Board of Directors (the “Board”) of CoreLogic, Inc. (the “Company”) approved the appointment of John Stumpf as principal accounting officer of the Company. Mr. Stumpf has served as the Company’s Executive, Controller since February 2017, reporting to Chief Financial Officer, James Balas.
Mr. Stumpf, age 50, joined the Company in February 2017 as Executive, Controller. Before joining the Company, from 2012 to 2017 Mr. Stumpf held various finance leadership positions at Quality Systems, Inc. (NASDAQ: QSII), a provider of computer-based practice management, medical record and e-business applications for medical and dental group practices, including Executive Vice President and Principal Accounting Officer and interim Chief Financial Officer. Prior to joining QSI, Mr. Stumpf served in a business process excellence role within the project management office at Kaiser Aluminum Corporation from 2011 to 2012. Earlier in his career, Mr. Stumpf owned a consulting practice, providing technical and operational accounting services for client companies from 2008 to 2011. Mr. Stumpf is a Certified Public Accountant in California and holds a Bachelors of Science, Business Administration degree from California Polytechnic State University, San Luis Obispo.
There are no family relationships between Mr. Stumpf and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company. The Company is not a participant in any transactions since the beginning of its last fiscal year, and no such transaction is currently proposed, in which Mr. Stumpf, or any member of his immediate family, has a direct or indirect material interest.
In connection with his hiring as Executive, Controller, the Compensation Committee of the Board (the “Committee”) approved compensation terms for Mr. Stumpf, and the Company issued an offer letter to Mr. Stumpf, effective as of February 6, 2017. He will receive an annual base salary of $320,000 (“Base Salary”) and be eligible to receive an annual discretionary cash performance bonus with a target award amount of 50 percent of his Base Salary. Consistent with the annual incentive compensation plan program applicable to senior executives, the actual award will be based on a combination of Company, business and individual performance factors. Mr. Stumpf is also eligible for an annual long-term equity incentive compensation award with a target annual award amount of 50 percent of his Base Salary, with the actual award to be based on a set of defined award metrics approved by the Committee and may be awarded using restricted stock units, performance units or a combination of these equity instruments.
Mr. Balas, who previously served as the Company’s principal accounting officer, will continue to serve as Chief Financial Officer and principal financial officer, reporting to Frank Martell as President and Chief Executive Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date:	April 11, 2017	By:	/s/ STERGIOS THEOLOGIDES
		Name:	Stergios Theologides
		Title:	Senior Vice President, General Counsel and Secretary